Exhibit 10.32

Hosting Service Agreement

Party A: Beijing Sohu Internet Information Service Co., Ltd.

Address: 8-15/F, Vision International Center, No.1 Park Zhongguancun East Road,

Haidian District, Beijing

Legal Representative: Zhang Chaoyang

Contact: Zhao Jing

Tel: 62728801

Party B: China Network Communications Group Corporation Beijing Branch

Address: No. 6 South Street Fuxinmen, Xicheng District, Beijing

Legal Representative: Zhao Jidong

Contact: Lian Hui

Tel: 66516470

Party C: Beijing Sohu New Era Information Technology Co., Ltd.

Address: 8-15/F, Vision International Center, No.1 Park Zhongguancun East Road,

Haidian District, Beijing

Legal Representative: Zhang Chaoyang

Contact: Zhao Jing

Tel: 62728801

Beijing Sohu Internet Information Service Co., Ltd. (hereinafter known as Party A), China Network Communications Group Corporation Beijing (hereinafter known as Party B), and Beijing Sohu New Era Information Technology Co., Ltd. (hereinafter known as Party C), after consensus among three parties regarding Party B providing data center service for Party A, have reached agreement as follows:

I. Party B agrees Party A to place its information server and accessory equipments in Party B’s mandatory communication room (hereinafter known as “communication room”) to initiate its Internet information service.

II. Rights and Obligations of Party A

1. Party A’s information operation must conform to the “Administrative Procedure for Internet Information Service”, “Administrative Provision for Internet Electronic Bulletin Service”, and other relevant laws and regulations of the People’s Republic of China. Party A shall not engage in any illegal operation and shall be held liable for any legal liability induced by its information operation.

2. Party A shall provide a duplicate copy of Value-Added Telecommunications Services Operating License or a related proof of filing of non-operating Internet information service to Party B.

3. Should Party A plan to provide electronic bulletin service, a special application or special filing shall be submitted to the relevant authorities in accordance with the laws and regulations of the People’s Republic of China, and shall provide the related proofs of the special application or special filing.

4. Should Party A require Party B to provide services, such as reset of the host computer, Party A shall provide accurate contact telephone number to Party B for confirmation. Should the telephone number provided by Party A be inaccurate or notification of telephone number change be delayed leading to failure of confirmation by Party B, Party B shall reserve the right not to bear the obligation of providing services, such as reset of host computer of Party A. Party A shall be held liable to bear all related losses.

5. Party A shall be fully liable for any incorrect operation leading to damage of Party B’s equipment. The compensation shall be limited to the replacement cost of the damaged equipment and hardware, excluding the relevant software, databanks, and the similar configurations.

6. Party A promises that the exclusive line provided by Party B shall only be used for hosting server maintenance and data update and shall not be used for connection to Internet.

Party A shall make payment to Party B in accordance with the amount, due date and method stipulated in this Agreement.

7. Should Party A applies services from Party B, relevant services orders shall be signed between both parties.

8. Party A promise that the information and materials to Party B are true and valid. Party A shall provide updated information to Party B Within 10 days of hanging of Party A’s information.

9. Party A promise that all installation, operation, maintenance, data security and backup for software or hardware of equipment have obtained relevant valid authorization or license.

10. Party A shall be entitled to install, operate, maintain, data security and backup its software or hardware of equipment, and appoint technicians to assist Party B.

11. The information server equipment placed by Party A in Party B’s communication mechanical room shall meet all the technical interface indices and terminal communication technical standards of communication network of the People’s Republic of China. Electronic features and communication methods shall not affect the safety of public network.

12. Party A shall be liable for all disputes caused by information provided by Party A via serves placed in Party B. Party A shall be held liable to bear all related claims.

13. Party A have right to use the IP addresses provided by Party B. Party A shall not assign third party to use such IP addresses without Party B’s writing consent. Party A shall be liable to accept Party B’s investigation for usage of IP address and provide true and valid information to Party B. In case Party A provide inveracious information to Party B, Party B shall cancel relevant IP addresses.

14. During the leasing period, Party A could come to Party B’s server booth by using the Maintenance Certification to adjust and maintain its servers. But Party A shall observe Party B’s regulations and provisions.

15. Party and its customer shall not send emails as the following situations:

•	Ad, magazine or other material via email without receiver’s consent;

•	Email without uncertain return way, sender and return email address;

•	Emails that disobey ISP’s other security policies or service agreement.

Party A must terminate the above activities on receipt users’ complaints from Party B. Party A shall be held liable to bear Party B’s all related losses caused by the above activities.

III. Rights and Obligations of Party B

1. The standard mechanical room environment provided by Party B for placement of information server of Party A shall include air conditioning, illumination, temperature, and anti-static floor panels.

2. Party B shall provide dual lines of uninterrupted power supply to Party A, and every rack shall be able to provide total load of 16A of power per line. Party A guarantees that the total load will not exceed 16A in the other line when tripping occurs in one line of power supply.

3. Party B guarantees 99.9% of connection of network system of Party A, i.e. the time of failure of connection is less than 44 minutes (forty-four minutes) for each month.

“Network connection” refers to the connection between * Ethernet interface assigned to Party A by Party B and trunk line of China 169 in Beijing region.

“Network connection failure” refers to failure of connection or meeting to stipulated connection rate between * Ethernet interface assigned to Party A by Party B and trunk line of China 169 in Beijing region due to Party B’s fault.

“Time of network connection failure” refers to the accumulated time of connection failure, which is reported to Party B within 24 hours of occurrence of “network connection failure” by Party A and confirmed by Party B that the connection failure is fault of Party B. The time is not calculated in the “time of network connection failure” due to the following reasons:

•	Result of network maintenance by Party B with an advance notice to Party A

•	Caused by any circuit or equipment of Party A

•	Result of application programs or installation activities of Party A

•	Result of negligence of Party A or authorized operation of Party A

4. Party A shall submit the information content to the relevant competent authorities for examination to assure the quality and healthiness of information. Should the information of Party A violate laws, regulations, and policies, Party B shall temporarily suspend or permanently terminate the online service of Party A in accordance with the instructions from the relevant authorities.

5. Should Party B affect or may affect the online service of Party A due to network construction, Party B shall notify the relevant contact of Party A at least 24 hours in advance. Should Party B fail to notify 24 hours in advance causing Party A to suffer loss, Party B shall be held for breach of this Agreement according to Agreement on Quality of Information Center Services (Appendix I). Should the information provided by Party A be erroneous or Party A fail to promptly inform Party B about the change of contact leading to delay, Party B shall not be held liable.

6. Party B cannot guarantee that the service provided can absolutely prevent the loss, change, and unauthorized access of Party A’s data storing in the host computer in the mechanical room of Party B.

7. Should Party B, according to its own judgment, believe that the utilization of service by Party A may result in serious threat to computer safety or serious interference to data center of Party B or the normal operation of the related services or some actions during the utilization of service by Party A are prohibited by court or governmental order, Party A shall have the right to restrict or terminate all or partial service used by Party A.

8. Party B shall properly keep consigned equipment of Party A. Should the fault of Party B cause damage to equipment of Party A, Party B shall compensate the loss. The compensation shall be limited to the replacement cost of the equipment or hardware, excluding the related software, databank, or similar configurations.

9. The services provided by Party B shall comply with the administrative rules of Ministry of Information Industry and shall assure the safety and expeditor of Party A’s usage.

IV. Obligations of Party C

Party C shall pay the fees to Party B in accordance with the amount, payment time, and method stipulated in this Agreement.

V. Content of Service

Through friendly negotiations between Party A and Party B, Party B shall provide the following package services to Party A:

1. Since March 1, 2006 to February 28, 2007, Party B shall provide Party A network connection bandwidth as follows: [*]

2. Party B shall provide Party A network connection bandwidth for backup as follows: [*]

3. Party B shall provide * standard racks in Zaojunmiao mechanical room for the placement of information server and accessory equipment of Party A (hereinafter known as information server). These information servers shall be separately placed in VIP mechanical cages. In the agreement period, Party B shall reserve * similar racks for Party A and Party A shall use these reserved racks by batches or in phases. Party A shall pay to Party B as * based on the actual used racks.

4. Party B shall provide * of fibers exclusive lines from 12th floor Vision International Centre to Zaojunmiao IDC. * of these fibers is used for connection and * as the backup line.

5. In order to the development of the Party A’s website, Party B shall provide * of network gateway bandwidth for connecting to Party B’s trunk line network of China 169 in Beijing region, which has the unique connection ability of * and connect * links. This line is used for office operation and network services of Party A only and is not allowed to be used for any other purpose.

6. Party B shall provide * IP addresses for Party A. IP addresses: [*]

7. Party B shall be responsible for the daily maintenance and equipment safety of information server of Party A and shall implement around-the-clock specially assigned person on-duty system to assure the normal operation of information server of Party A.

8. Party B shall assist Party A undergoing equipment installation, connection testing, and domain name setup.

9.The detailed service shall be described in Service Order Sheet (See Appendix II)

VI. Operation and Ownership of Property Right

1. The property right of facilities and equipment of Party B that are used to accommodate information server of Party A shall belong to Party B.

2. The information server and accessory equipment of Party A that are placed in the mechanical room of Party B shall belong to Party A. Under this Agreement, Party A shall have the right to autonomy in business operations

VII. Fees, Payment Time, and Payment Method

1. Party A and Party C shall pay a total of * to Party B. [*]

2. Party A shall pay to Party B for the new leased racks as of * per month. These new leased racks shall be confirmed by Party A.

3. Party B shall mail the balance statement to Party A and Party C on the 21st day of every month.

4. Party A and Party C shall pay the fee for the service provided from the 21st day of previous month to the 20th day of this month within 10 working days after 21st day of every month.

5. Should there be readjustment of national charging fee within the effective period of the Agreement, the three parties shall negotiate and execute in accordance with the new charging fee standard.

6. Party A and Party C shall pay the fees to Party B in the form of check. Party B shall provide official receipt equivalent to the amount of payment to Party A and Party C upon the receipt of check.

VIII. Liability for Breach of Contract

1. Should any party of Party A and Party C fail to pay the fees to Party B in accordance with the amount, payment time, and method stipulated under the Agreement, Party A and Party C shall be held liable jointly, and shall pay a penalty of * of the due amount daily to Party B. Should the delay of payment exceed 30 days, Party B shall reserve the right to temporarily suspend the online service of Party A. Should the delay exceed 60 days, Party B shall have the right to terminate the online service of Party A and ask for payment of the due fees and penalty charges. Party B shall restore the on-line service of Party A within 48 hours of receiving the due payments and penalty charges from Party A.

2. Should Party B fail to provide the service with quality stated in Appendix I in any one month, Party B shall exempt Party A’s expenses as stipulation in Appendix I.

3. Should the incorrect operation of Party A lead to economic losses of Party B, Party A shall be held liable fully and shall compensate for all related losses of Party B.

4. Should any party of Party A, Party B, and Party C discretionarily terminate the Agreement and hence caused losses to other two parties, the party terminating the Agreement shall bear all the losses incurred to the other parties. If Party A or Party B terminates the agreement unilaterally with the effective period of the Agreement, Party A or Party C shall compensate Party B for * per remaining month in the Agreement.

5. Should Party C fail to pay the fees to Party B in accordance with the amount, payment time, and cause termination of the Agreement, Party A and Party C shall be held liable jointly to Party B.

IX. Exemption Clause

1. Should any party fail to execute this Agreement due to force majeure, some or all of the responsibilities may be exempted according to the impact of force majeure. However, should the occurrence of force majeure take place after delay fulfillment of the obligation by the party, the responsibility shall not be exempted.

2. Should any party fail to execute the Agreement due to force majeure, the party shall promptly inform the other two parties to minimize the possible losses and shall provide the proof of force majeure and its effect on the execution of the Agreement within a reasonable time period.

3. Due to the unique features of Internet, the speed of the connection may be reduced at times, or the connection may be discontinued briefly. Both Party A and Party B acknowledge that these occurrences are normal. However, the annual accumulated discontinuing time shall not exceed 2 hours, and Party B shall not be held liable within this limit. Should the discontinuing time exceed 2 hours within one year, Party B shall reduce the fee payment by Party A in accordance with Data Service Terms in Appendix I.

X. Dispute Resolution

Any disputes arising from the execution of, or in connection with this Agreement shall be settled through friendly negotiations among three parties. In case no consensus be reached through negotiations, the disputes shall be submitted to Beijing Arbitration Commission for arbitration in accordance with its rules of procedure.

XI. Term of Agreement, Termination, Amendment, and Renewal

1. This Agreement shall be effective from December 21, 2004 to December 20, 2005.

2. Should any party desire to terminate this Agreement within the effective period of this Agreement, a written request shall be submitted to the other two parties 30 days in advance, and this Agreement may be terminated upon the approval of other two parties. However, the party requesting termination shall bear the related losses of other two parties.

3. Should there be any adjustment of national laws, regulations, or policies or three parties desire to modify certain terms, three parties shall modify the content of the Agreement or terminate this Agreement in accordance with the national laws, regulations, or policies.

4. The Agreement shall be renewed after all three parties have reached consensus as it is terminated.

5. This Agreement shall have eight copies with party A and Party C each holding two copies and Party B holding four copies. Each copy has the same legal power.

Appendix I: Agreement on Quality of Data Center Services

Appendix II: Services Orders on the Consigned IDC Hosting Computer

Appendix III: Notice of IDC Server Booth

Party A: (Seal)

Legal Representative: (Signature)

Authorized Proxy: (Signature)

Signing Date: February 12, 2006

Party B: (Seal)

Leading Official of Company: (Signature)

Authorized Proxy: (Signature)

Signing Date: February 12, 2006

Party C: (Seal)

Legal Representative: (Signature)

Authorized Proxy: (Signature)

Signing Date: February 12, 2006

The symbol ‘*’ on this page indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.